Exhibit 10.3

LIMITED WAIVER AGREEMENT

This Limited Waiver Agreement (this “Agreement”), dated as of October 2, 2012, is made and entered into by and between WMI Holdings Corp., a Washington corporation, (“Issuer”), and Law Debenture Trust Company of New York, (“Trustee”), under that certain Senior Second Lien Notes Indenture, dated as of March 19, 2012 (“Indenture”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Indenture, as the case may be.

WHEREAS, WM Mortgage Reinsurance Company, Inc. (“WMMRC”) owns certain trust assets underlying its reinsurance arrangements with PMI Mortgage Insurance Company (“PMI”);

WHEREAS, PMI is currently in receivership and operating under the supervision of the State of Arizona Insurance Department, and PMI has proposed a commutation or termination (the “Commutation”) of its Trust identified in the Indenture as the Reinsurance Escrow Agreement among WMMRC, PMI and US Bank (Acct. No. x6404) as further described on Exhibit A-1. A copy of the proposed Commutation and Release Agreement with PMI is attached as Exhibit B-1;

WHEREAS, upon consideration of the proposed Commutation, the boards of directors of the Issuer and WMMRC have authorized management to proceed with the terms of the Commutation, subject to obtaining all necessary approvals, consents and waivers, including the consent of the requisite Holders of the Notes under the Indenture and waiver of Section 5.13 of the Indenture for the purposes described herein and the consent of the Hawaiian Division of Insurance to approve the Commutation, which consent has been obtained;

WHEREAS, following the Commutation, the funds will be deposited into WMMRC’s custodial account and in accordance with Section 5.02 of the Indenture, WMMRC will request from the Hawaiian Division of Insurance approval to declare a dividend of such undistributed Runoff Proceeds; provided, that there is no assurance that the Hawaiian Division of Insurance will approve that any or all of the funds from the Commutation will be distributed as a dividend or a distribution;

WHEREAS, if the Hawaiian Division of Insurance approves such a dividend or distribution, Issuer will in accordance with Sections 4.02(a) and 5.02 of the Indenture deposit such dividend or distribution in respect of Runoff Proceeds directly into the Collateral Account;

WHEREAS, Section 5.13 of the Indenture, prohibits, among other things, the sale or transfer of any of WMMRC’s interests in any of the Trusts or the sale or transfer of any of the Trust’s assets and but for the waiver provided herein, the Commutation would be prohibited under Section 5.13 of the Indenture;

WHEREAS, the Issuer has requested that the Trustee waive Section 5.13 of the Indenture, but only to the limited extent and for the limited purpose of allowing the Issuer and the Owner to consummate the Commutation, and subject to the terms and conditions of this Agreement, the Trustee (pursuant to the direction and with the consent of the required amount of Holders (the “Consenting Holders”)) is willing to agree to such request.

1 – LIMITED WAIVER AGREEMENT

NOW THEREFORE, in consideration of the foregoing mutual agreements set forth herein, the parties hereto agree as follows:

SECTION 1. Waiver Provisions. Subject to the terms and conditions hereof, the Trustee, in accordance with Section 10.02, hereby waives (i) the application of Section 5.13 to the Commutation for the sole and limited purpose of permitting the Issuer and Owner to proceed with and consummate the Commutation and (ii) any Default or Event of Default that may be deemed to have arisen or arise under the Indenture as a result of consummating the Commutation. This waiver shall be irrevocable and may be relied upon by Issuer and Owner for the purpose of effecting the Commutation. The funds received by WMMRC from the Commutation will be deposited into a custodial account of WMMRC and in accordance with Sections 4.02(a) and 5.02 of the Indenture, to the extent the Hawaiian Division of Insurance approves any dividend or distribution of the funds from the Commutation, the approved dividend or distribution of funds from the Commutation to the extent constituting accumulated Runoff Proceeds, will be deposited directly into the Collateral Account.

SECTION 2. Limits to Waiver. This Agreement is limited as specified herein and it is expressly conditioned on compliance with the provisions set forth herein. This Agreement shall not constitute a waiver of any other provisions of the Indenture, which shall remain unchanged and in full force and effect. Notwithstanding anything herein to the contrary, the waiver set forth in Section 1 of this Agreement shall not entitle the Issuer to any future waiver.

SECTION 3. References; Remedies. This Agreement shall be construed, administered and applied in accordance with all of the terms and provisions of the Indenture. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any Default or Event of Default or any right, power, or remedy of the Trustee under the Indenture, nor constitute a waiver of any other provision of the Indenture.

SECTION 4. Covenant of Issuer. Issuer agrees that other than with respect to consummating the Commutation, the Issuer shall comply and continue to comply with all of the terms, covenants and provisions contained in the Indenture, subject to applicable notice, grace and cure periods.

SECTION 5. Effectiveness. This Agreement shall become effective on the date upon which the Trustee shall have received a counterpart of this Agreement duly executed by the Trustee and the Issuer.

SECTION 6. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION).

SECTION 7. Entire Agreement. This Agreement, the Indenture and the other Security Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede and prior agreements, written or oral, with respect thereto.

2 – LIMITED WAIVER AGREEMENT

SECTION 8. Severability. The provisions of this Agreement are severable. If any part of this Agreement or any other Security Document is held to be invalid, void, unenforceable or contrary to law, the parties each agree that such invalidity or unenforceability shall not affect any other provision in this Agreement or such Security Document and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The remaining terms hereof shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provisions as to make it valid, reasonable, and enforceable.

SECTION 9. Execution in Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic mail shall be effective delivery of a manually executed counterpart of this Agreement.

SECTION 10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Issuer may not assign or transfer its rights or obligations hereunder without the prior written consent of the Trustee.

SECTION 11. Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 12. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

SECTION 13. Waivers; Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by all the parties hereto.

SECTION 14. Notices. Notices to the Issuer and the Trustee shall be given as provided in the Indenture.

3 – LIMITED WAIVER AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its officers thereunto duly authorized as of the date and year first written above.

ISSUER:

WMI HOLDINGS CORP.

By:	/s/ Charles Edward Smith
Name: Charles Edward Smith
Title: Interim Chief Executive Officer

LAW DEBENTURE TRUST COMPANY
OF NEW YORK, not in its individual capacity, but solely as Trustee

By:	/s/ James O. Henney
Name: James O. Henney
Title: Managing Director

4 – LIMITED WAIVER AGREEMENT

EXHIBIT A-1

WM Mortgage Reinsurance Co., Inc. (“WMMRC”) has been approached by PMI Mortgage Insurance Company (“PMI”) with an offer to commute or terminate its Trust (identified in the Indenture as the Reinsurance Escrow Agreement among WMMRC, PMI and US Bank (Account No. x6404)) (the “Agreement”).

The Commutation proposes to:

1 – Terminate the Agreement and apportion the Trust assets and interests between PMI and WMMRC with PMI receiving $49 million and WMMRC receiving all remaining Trust assets and interests, estimated to be approximately $30.2 million as of May 31, 2012.

2 – Provide each party to the Agreement with mutual releases and discharges from one another for past, present and future claims, including but not limited to, obligations, liabilities, liens judgments and losses arising under the Agreement.

3 – Have the laws of Arizona govern the Commutation.

5 – LIMITED WAIVER AGREEMENT

EXHIBIT B-1

COMMUTATION AND RELEASE AGREEMENT

6 – LIMITED WAIVER AGREEMENT